SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 March 16, 2005
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)


                                EQUITY INNS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


         Tennessee                    001-12073                  62-1550848
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(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)

                            7700 Wolf River Boulevard
                           Germantown, Tennessee 38138
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               (Address of Principal Executive Offices) (Zip Code)


                                 (901) 754-7774
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          ------------------------------------------------------------
          Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule l425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

         Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Disclosure of Risk Factors

         Equity Inns, Inc. is filing this Current Report on Form 8-K to describe various risk factors that may affect our business, financial condition and operations.

                                  RISK FACTORS

         Some of the information you will find in our Annual Report on Form 10-K and in our other filings under the Securities Exchange Act of 1934, as amended, and our registration statements, prospectuses or any prospectus supplements may contain "forward-looking" statements. Also, documents filed later by our company with the Securities and Exchange Commission may contain similar forward-looking statements. You can identify these types of statements by their use of forward-looking words such as "may," "will," "should," "could," "plans," "intends," "expects," "anticipates," "estimates," "projects," "continues" or other similar words. These types of statements discuss future events or expectations or contain projections or estimates. You are cautioned that any such forward-looking statement is not a guarantee of future performance and involves risks and uncertainties, and that our actual results may differ materially from those in the forward-looking statement as a result of various factors.

         When considering any forward-looking statements, you should keep in mind the following risk factors. These risk factors could cause our actual financial and operating results to differ materially and adversely from those contained in or implied by any forward-looking statement.

         The following risk factors are not necessarily exhaustive, particularly as to possible future events, and new risk factors may emerge from time to time. Many things can happen that can cause our actual financial and operating results to be very different than those described by us in our SEC filings. Any statements made by us that are not historical facts should be considered to be forward-looking statements.

         With respect to any forward-looking statement that includes a statement of its underlying assumptions or bases, we caution you that while we believe such assumptions or bases to be reasonable and have formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we or our management express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. We make no promise to update any of our forward-looking statements, or to release the results publicly if we revise any of them from time to time.

         The events of September 11, 2001, recent economic trends, the U.S.-led military action in Iraq and prospects for future terrorist acts and military action have adversely affected the hotel industry generally, and these adverse effects may continue.

         Before September 11, 2001, hotel owners and operators had begun experiencing declining revenue per available room, or "RevPAR," as a result of the slowing U.S. economy. The terrorist attacks of September 11, 2001 and the after-effects (including the prospects for more terror attacks in the United States and abroad), combined with recent economic trends and the U.S.-led military action in Iraq, substantially reduced business and leisure travel and lodging industry RevPAR generally. We cannot predict the extent to which these factors will continue to directly or indirectly impact your investment in our common stock, the lodging industry or our operating results in the future. Continued lower RevPAR at our hotels could have an adverse effect on our results of operations and financial condition, including our ability to remain in compliance with our debt covenants, our ability to fund capital improvements at our hotels, and our ability to make shareholder distributions necessary to maintain our status as a real estate investment trust, or REIT. Additional terrorist attacks, acts of war or similar events could have further material adverse effects on the markets on which shares of our common and preferred stock trade, the hotel industry at large and our operations in particular.

         Our ability to maintain our historic rate of distributions to our shareholders is subject to fluctuations in our financial performance, operating results and capital expenditure requirements.

         As a REIT, we are required to distribute at least 90% of our taxable income each year to our shareholders. In the event of downturns in our operating results and financial performance or unanticipated capital expenditures to our hotels, including capital expenditures which may be required by our franchisors, we may be unable to declare or pay distributions to our shareholders. The timing and amount of distributions are in the sole discretion of our Board of Directors, which will consider, among other factors, our financial performance, debt service obligations and debt covenants, and capital expenditure requirements. We cannot assure you either that we will continue to generate sufficient cash in order to fund distributions at the same rate as our historic rate, or that our Board will continue to maintain our distribution rate at the same levels as we have in the past.

         Among the factors which could adversely affect our results of operations and decrease our distributions to shareholders are reduced net operating profits or operating losses resulting from our affiliated taxable REIT subsidiary lessees; increased debt service requirements, including those resulting from higher interest rates on our variable rate indebtedness; and capital expenditures at our hotels, including capital expenditures required by the franchisors of our hotels. Among the factors which could reduce the net operating profits of our taxable REIT subsidiary lessees are decreases in hotel revenues and increases in hotel operating expenses. Hotel revenue can decrease for a number of reasons, including increased competition from new supply of hotel rooms and decreased demand for hotel rooms. These factors can reduce both occupancy and room rates at our hotels.

         Effective as of January 1, 2002, we lease all of our hotels to our taxable REIT subsidiary lessees. These taxable REIT subsidiary lessees are subject to hotel operating risks, including risks of sustaining operating losses after payment of hotel operating expenses, including management fees. Many of the following factors described in these risk factors can affect adversely the net operating profits of our taxable REIT subsidiary lessees, our operating expenses and our ability to make distributions to our shareholders.

         Our debt service obligations could adversely affect our overall operating results, may require us to liquidate our properties, and may jeopardize our tax status as a REIT.

         In the course of our business, we maintain a significant amount of debt outstanding. Although our Board has adopted a policy of limiting the amount of debt we will incur to approximately 45% of our investment in hotel properties, at cost, the Board may change this debt policy at any time without shareholder approval. At December 31, 2004, our consolidated indebtedness was 39.2% of our investments in hotels, at cost. We and our subsidiaries may be able to incur substantial additional debt, including secured debt, in the future. Our level of debt could subject us to many risks, including the risks that:

      o our cash flow from operations will be insufficient to make required payments of principal and interest;

      o our debt may increase our vulnerability to adverse economic and industry conditions;

      o we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing cash available for distribution to our shareholders, funds available for operations and capital expenditures, future business opportunities or other purposes;

      o  existing debt, including secured debt, may not be refinanced; and

      o the terms of any refinancing will not be as favorable as the terms of our current debt.

         If we violate covenants in our indebtedness agreements, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all.

         At December 31, 2004, we had approximately $439.2 million of outstanding debt and without additional equity financing, as of December 31, 2004, we had the capacity to borrow up to an additional $37.1 million under our $110.0 million secured line of credit.

         If we do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance this debt through additional debt financing, private or public offerings of debt securities, or additional equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancings, increases in interest expense could adversely affect our cash flow, and, consequently, cash available for distribution to our shareholders. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of hotels on disadvantageous terms, potentially resulting in losses and adverse effects on cash flow from operating activities. We have pledged 107 of our hotels to secure our outstanding indebtedness. To the extent we cannot meet our debt service obligations, we risk losing some or all of those assets to foreclosure. Also, covenants applicable to our debt could impair our planned strategies and, if violated, result in a default of our debt obligations.

         Higher interest rates could increase debt service requirements on our floating rate debt and could reduce the amounts available for distribution to our shareholders, as well as reducing funds available for our operations, future business opportunities or other purposes. We have obtained, and we may obtain in the future, one or more forms of interest rate protection--in the form of swap agreements, interest rate caps contracts, or similar agreements--to "hedge" against the possible negative effects of interest rate fluctuations. However, we cannot assure you that any hedging will adequately relieve the adverse effects of interest rate increases. Adverse economic conditions could also cause the terms on which we borrow to be unfavorable. We could be required to liquidate one or more of our hotel investments at times which may not permit us to receive an attractive return on our investments in order to meet our debt service obligations.

         Our taxable REIT subsidiary lessee structure subjects us to the risk of increased hotel operating expenses, which may adversely affect our return to shareholders.

         Before January 1, 2001, substantially all of our hotels were leased to third parties under our system of operating leases, referred to as percentage leases, providing for the payment of rent based in part on revenues from our hotels. Accordingly, our operating risks were essentially limited to changes in hotel revenues and to our third-party lessees' ability to pay the rent due under the percentage leases. In addition to the ownership expenses previously borne by us, our taxable REIT subsidiary lessees are now subject to the risks of increased hotel operating expenses for all of our hotels, including but not limited to the following:

      o  wage and benefit costs;

      o  repair and maintenance expenses;

      o  energy costs, which have increased significantly in recent years;

      o  the costs of liability insurance; and

      o  other operating expenses.

         Any increases in these operating expenses can have a significant adverse impact on our earnings and cash flow and our return to shareholders.

         Our taxable REIT subsidiary lessees have incurred substantial losses to date after paying all hotel operating expenses, management fees and rent to us.

         Our returns depend on management of our hotels by third parties, and ineffective or poor management could result in losses to our shareholders.

         In order to qualify as a REIT, we cannot operate any hotel or participate in the decisions affecting the daily operations of any hotel. REITs are permitted to lease their hotels to wholly-owned lessees such as our taxable REIT subsidiary lessees. Our taxable REIT subsidiary lessees may not operate the leased hotels and, therefore, they must enter into management agreements with third-party eligible independent contractors which will manage the hotels. Thus, third-party operators, under a management agreement with one of our taxable REIT subsidiary lessees, control the daily operations of each of our hotels.

         Under the terms of the management agreements, our ability to participate in operating decisions regarding the hotels is limited. We depend on these third-party management companies to adequately operate our hotels as provided in the management agreements. We do not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, RevPAR and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. We can only seek redress if a management company violates the terms of the applicable management agreement with a taxable REIT subsidiary lessee, and then only to the extent of the remedies provided for under the terms of the management agreement. Additionally, in the event that we need to replace any of our management companies, we may experience significant disruptions at our hotels and in our operations generally. Problems with our third party managers could thus result in losses to our shareholders.

         If certain of our hotel managers defaulted on their obligations to provide minimum net operating income to us on 18 of our hotels, net income from these hotels would decrease substantially and our results of operations would be adversely affected.

         We have entered into management agreements with subsidiaries of Hyatt Corporation, which are structured so that no management fee is payable by our taxable REIT subsidiary Lessees until the taxable REIT subsidiary Lessees have achieved minimum net operating income at each of our 18 AmeriSuites hotels managed by Hyatt's subsidiaries. The management agreements specify a net operating income threshold for each of these hotels. If one of these hotels fails to generate net operating income sufficient to reach the threshold, Hyatt's subsidiaries are required under the management agreement to contribute 25% of the shortfall in net operating income to us. Shortfall contributions by these Hyatt subsidiaries to our Company totaled $4.8 million in 2004 and $4.7 million in 2003, and are recorded as a reduction of base management fees, which are included as a component of direct hotel expenses in our consolidated statements of operations as filed annually on our Form 10-K. If the Hyatt subsidiaries defaulted on their obligations to make these shortfall contributions when required, net income from our AmeriSuites hotels would decrease substantially and our results of operations would be adversely affected. These contribution payments are not secured or guaranteed by Hyatt, the parent company, and any recourse we have to the Hyatt subsidiaries may not be sufficient to recover, in part or in full, amounts due under the minimum net operating income obligations.

         These minimum net operating income agreements are set to expire at various times in 2007 and 2008, and were not extended in our May 2003 negotiations with Hyatt's subsidiaries. We also do not contemplate being able to enter into minimum net operating income agreements with other parties. Accordingly, after the expirations of these agreements, net income from our AmeriSuites hotels may decrease substantially and our results of operations could be adversely affected.

         Our inability to obtain financing could limit our growth.

         Internal growth, which includes periodic capital expenditures and renovation of our hotels to achieve improved revenue performance, along with external growth, in the form of acquisitions, are both important parts of our strategy. We may not be able to fund growth solely from cash provided from our operating activities because we must distribute at least 90% of our taxable income each year to maintain our REIT tax status. Consequently, we rely upon the availability of debt or equity capital to fund hotel acquisitions and improvements. As a result, our ability to fund capital expenditures, acquisitions or hotel development through retained earnings is very limited. Our ability to grow through acquisitions or development of hotels will be limited if we cannot obtain satisfactory debt or equity financing.

         Our ability to raise additional equity or debt capital will depend on market conditions. Neither our charter nor our bylaws limits the amount of debt that we can incur. Our Board has adopted a policy that limits our outstanding indebtedness to approximately 45% of our investment in hotel properties, at cost. Our Board can modify this debt limitation policy at any time without shareholder approval. However, we cannot assure you that we will be able to obtain additional equity or debt financing or that we will be able to obtain such financing on favorable terms.

         We may not be able to sell our hotels on favorable terms, which could adversely affect our return to shareholders.

         We may decide to sell hotels in the future. We cannot assure you that the market value of our hotels will not decrease in the future. We may not be able to sell our hotels on favorable terms, or such hotels may be sold at a loss, which could adversely affect our return to shareholders.

         Our ability to make distributions to our shareholders may be affected by factors in the hotel industry that are beyond our control.

         Operating Risks

         Our hotels are subject to various operating risks found throughout the hotel industry. Many of these risks are beyond our control. These include, among other things, the following:

      o competition from other hotels that compete with our hotel properties in a particular geographic market;

      o over-building of hotels in our markets, which adversely affects occupancy and revenues at our hotels;

      o  dependence on business and commercial travelers and tourism;

      o increases in energy costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;

      o increases in operating costs due to inflation and other factors that may not be offset by increased room rates;

      o  adverse effects of general, regional and local economic conditions;

      o  adverse effects of a downturn in the hotel industry; and

      o risks generally associated with the ownership of hotels and real estate, as

      o  we discuss in detail below.

         These factors could reduce the net operating profits of our taxable REIT subsidiary lessees, which in turn could adversely affect our ability to make distributions to our shareholders.

         Competition for Guests

         The midscale-limited service, upscale all-suite and extended-stay segments of the hotel business are highly competitive. Our hotels compete on the basis of location, room rates and quality, service levels, reputation, and reservation systems, among many other factors. There are many competitors in our market segments, and many of them have substantially greater marketing and financial resources than our operators or us. New hotels are always being constructed and opening, and these additions to supply create new competitors, in some cases without corresponding increases in demand for hotel rooms. The result in some cases may be lower revenue, which would result in lower cash available for distribution to shareholders.

         Competition for Acquisitions

         We compete for investment opportunities with entities that have substantially greater financial resources than we have. These entities generally may be able to accept more risk than we can manage wisely. This competition may generally limit the number of suitable investment opportunities offered to us. This competition may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms.

         Seasonality of Hotel Business

         The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. This seasonality can be expected to cause quarterly fluctuations in our revenues. Our quarterly earnings may be adversely affected by factors outside our control, including bad weather conditions and poor economic factors. As a result, we may have to enter into short-term borrowing in our first and fourth quarters in order to offset these fluctuations in revenues and to make distributions to our shareholders.

         Investment Concentration in Particular Segments of Single Industry

         Our entire business is hotel-related. Our investment strategy in the past has been to acquire interests in midscale-limited service, upscale all-suite and extended stay hotel properties. Our current strategy is to reposition our hotel portfolio with a larger representation of upscale hotels. Therefore, a downturn in the hotel industry, in general, and the segments in which we operate, in particular, will have a material adverse effect on our lease revenues and the net operating profits of our taxable REIT subsidiary lessees and amounts available for distribution to our shareholders.

         Capital Expenditures

         Our hotels have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment. The franchisors of our hotels also require periodic capital improvements as a condition of keeping the franchise licenses. In addition, our lenders require that we set aside annual amounts for capital improvements to our hotels. The costs of all of these capital improvements could adversely affect our financial condition and amounts available for distribution to our shareholders. These renovations may give rise to the following risks:

      o  possible environmental problems;

      o  construction cost overruns and delays;

      o a possible shortage of available cash to fund renovations and the related possibility that financing for these renovations may not be available to us on affordable terms; and

      o uncertainties as to market demand or a loss of market demand after renovations have begun.

         For the year ended December 31, 2004, we spent approximately $25.3 million for various capital improvements to our hotels. In our 2005 fiscal year, we expect to spend approximately $25.0 million for capital improvements to our hotels.

         The increasing use of Internet travel intermediaries by consumers may adversely affect our profitability.

         Some of our hotel rooms will be booked through Internet travel intermediaries such as Travelocity.com, Expedia.com and Priceline.com. As these Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from us and our management companies. Moreover, some of these Internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as "three-star downtown hotel") at the expense of brand identification. These agencies hope that consumers will eventually develop brand loyalties to their reservations system rather than to our lodging brands. Although most of the business for our hotels is expected to be derived from traditional channels, if the amount of sales made through Internet intermediaries increases significantly, room revenues may flatten or decrease and our profitability may be adversely affected.

         Investment risks in the real estate industry generally may adversely affect our ability to make distributions to our shareholders.

         General Risks of Investing in Real Estate

         Our investments in hotels are subject to varying degrees of risk that generally arise from the ownership of real property. The underlying value of our real estate investments and our income and ability to make distributions to our shareholders depend upon the ability of our management companies to operate our hotels so as to maintain or increase room revenues and control operating expenses. Both income from our hotels and our ability to make distributions to our shareholders may be adversely affected by changes beyond our control and our taxable REIT subsidiary lessees' control, including the following:

      o civil unrest, acts of God, including earthquakes, floods, hurricanes and other natural disasters, which may result in uninsured losses, and acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

      o  adverse changes in national and local economic and market conditions;

      o changes in interest rates and in the availability, cost and terms of debt financing;

      o changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

      o  changes in traffic patterns and neighborhood characteristics;

      o  the potential for uninsured or underinsured property losses;

      o the ongoing need for capital improvements, particularly in older structures;

      o  changes in real property tax rates and other operating expenses;

      o  the relative illiquidity of real estate investments; and

      o  other circumstances beyond our control.

         Uninsured and Underinsured Losses

         We maintain comprehensive insurance on each of our hotels, including liability, fire and extended coverage, of the type and amount we believe are customarily obtained for or by hotel owners. There are no assurances that current coverage will continue to be available at reasonable rates. Various types of catastrophic losses, like earthquakes and floods, losses from foreign terrorist activities such as those on September 11, 2001 or losses from domestic terrorist activities such as the Oklahoma City bombing on April 19, 1995, may not be economically insurable for us. We have been informed by our carriers that our properties are not insured under our current "all-risk" policies against acts of domestic or foreign terrorism. Several of our lenders have required, and other of our lenders may require, that we carry foreign terrorism-specific insurance. We purchased foreign terrorism-specific insurance covering all of our properties effective March 31, 2003. We have been informed by our lenders that our current coverage satisfies our lenders' insurance requirements, but we have no assurances that our lenders will not require additional coverage in the future. We also purchased domestic terrorism coverage effective March 31, 2003.

         In the future, we may not be able to obtain foreign or domestic terrorism insurance with policy limits and terms (including deductibles) that satisfy us or our lenders, or to obtain this insurance at an economically justifiable price. If we cannot satisfy a lender's insurance requirements in any respect, including but not limited to terrorism coverage, the lender could declare a default. Depending on our access to capital, liquidity and the value of the properties securing the affected loan in relation to the balance of the loan, a default could have a material adverse effect on our results of operations and ability to obtain future financing.

         In the event of a substantial loss, our insurance coverage may not be sufficient to cover the full current market value or replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property. We currently believe, given our discussions with participants in the insurance markets (which are in flux and subject to frequent change), and the nature, physical characteristics and locations of our assets, (a) that we have customary and adequate coverage under our current insurance policies and (b) that, while we have no assurances, we will be successful in renewing our insurance policies, including policies covering acts of domestic and foreign terrorism, on reasonably satisfactory terms.

         Noncompliance with governmental regulations could adversely affect our operating results.

         Environmental Matters

         Our hotel properties are subject to various federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require the owner of a contaminated property to clean up the property, even if the owner did not know of or was not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated. In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner's ability to borrow funds using the property as collateral or to sell the property. Under the environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, like a landfill or an incinerator, to pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment. A person that arranges for the disposal or transports for disposal or treatment a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property.

         Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in a hotel may seek to recover damages if he or she suffers injury from the asbestos. Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities. One example is laws that require a business using chemicals to manage them carefully and to notify local officials that the chemicals are being used.

         We could be responsible for the costs discussed above, if it found itself in one or more of these situations. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could adversely affect the funds available for distribution to our shareholders. To determine whether any costs of this nature might be required, we commissioned studies--called Phase I environmental site assessments, or ESAs--before we acquired our hotels. We obtained the Phase I ESAs to help us identify whether we might be responsible for cleanup costs or other costs in connection with our hotels. The Phase I ESAs on our hotels did not reveal any environmental costs that might have a material adverse effect on our business, assets, results of operations or liquidity. However, Phase I ESAs do not always identify all potential problems and sometimes do not identify all potential environmental liabilities.

         As a result, we may have material environmental liabilities of which we are unaware. We can make no assurances that (1) future laws or regulations will not impose material environmental liabilities, or (2) the current environmental condition of our hotels will not be affected by the condition of the properties in the vicinity of our hotels (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

         Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations

         Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA's requirements could require removal of access barriers, and non-compliance could result in the U.S. government imposing fines or in private litigants winning damages. If we are required to make substantial modifications to our hotels, whether to comply with the ADA or other changes in governmental rules and regulations, our financial condition, results of operations and ability to make distributions to our shareholders could be adversely affected.

         Increases in our property taxes can adversely affect our ability to make distributions to our shareholders.

         Each of our hotels is subject to real and personal property taxes. These taxes on our hotel properties may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our ability to make distributions to our shareholders would be adversely affected.

         Operating our hotels under franchise agreements could adversely affect our distributions to our shareholders.

         Our hotels operate under franchise agreements, and we are subject to the risks that are found in concentrating our hotel investments in several franchise brands. These risks include reductions in business following negative publicity related to one of our brands.

         The maintenance of the franchise licenses for our hotels is subject to our franchisors' operating standards and other terms and conditions. Our franchisors periodically inspect our hotels to ensure that we and our lessees and management companies follow their standards. Failure by us, one of our taxable REIT subsidiary lessees or one of our management companies to maintain these standards or other terms and conditions could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination payment, which varies by franchisor and by hotel. As a condition of our continued holding of a franchise license, a franchisor could also possibly require us to make capital expenditures, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Nonetheless, we may risk losing a franchise license if we do not make franchisor- required capital expenditures.

         If a franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise or to operate the hotel without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. A taxable REIT subsidiary lessee's loss of a franchise license for one or more hotels could materially and adversely affect our revenues. This loss of revenues could, therefore, also adversely affect our financial condition, results of operations and cash available for distribution to shareholders.

         The ability of our Board of Directors to change our major corporate policies may not be in your interest.

         Our Board determines our major corporate policies, including our acquisition, financing, growth, operations and distribution policies and our policy of limiting our debt to approximately 45% of our investment in hotel properties, at cost. Our Board may amend or revise these and other policies from time to time without the vote or consent of our shareholders.

         Provisions of our charter and Tennessee law may limit the ability of a third party to acquire control of us.

         Ownership Limitation

         Our charter provides that no person may directly or indirectly own more than 9.9% of our common stock or any series of our preferred stock. We refer to this limitation as the "Ownership Limitation." This limitation may prevent an acquisition of control of us by a third party without our Board's approval, even if our shareholders believe the change of control is in their interest.

         Staggered Board of Directors

         Under our charter, our Board has three classes of directors. Directors for each class are elected for a three-year term. The staggered terms of our directors may affect the ability to change control of our company, even if shareholders believe a change of control is in their interest. This staggered-board feature may also discourage offers or other bids being made for our capital stock at a premium over the market price.

         Authority to Issue Preferred Stock

         Our charter authorizes our Board to issue up to 10,000,000 shares of preferred stock and to establish the preferences and rights of any shares issued. At December 31, 2004, we had the ability to issue up to 3,800,000 shares of preferred stock as to which our Board has the ability to determine the preferences and rights. Future issuances of shares of preferred stock may have the effect of delaying or preventing a change in control of our company, including transactions at a premium over the market price of our capital stock, even if shareholders believe that a change of control is in their interest.

         Tennessee Anti-Takeover Statutes

         As a Tennessee corporation, we are subject to various anti-takeover laws found in Chapter 103 of Title 48 of the Tennessee Code. These laws place restrictions and require compliance with various procedures designed to protect the shareholders of Tennessee corporations against unfair or coercive mergers and acquisitions. These restrictions and procedural requirements may discourage takeover offers for, or changes in control of our company, including transactions at a premium over the market price of our capital stock, even if shareholders believe that a change of control is in their interest.

         Our failure to qualify as a REIT under the federal tax laws will result in adverse tax consequences, which could adversely affect our return to shareholders.

         The federal income tax laws governing REITs are complex.

         We have operated and intend to continue to operate in a manner that is intended to qualify us as a REIT under the federal income tax laws. The REIT qualification requirements are extremely complex, however, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we have been or will continue to be successful in operating so we can continue to qualify as a REIT. At any time, new laws, interpretations, or court decisions may change the federal tax laws or the federal income tax consequences of our qualification as a REIT.

         Failure to make required distributions would subject us to tax.

         In order to qualify as a REIT, each year we must pay out to our shareholders in distributions at least 90% of our taxable income, other than any net capital gain. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders in a calendar year is less than a minimum amount specified under federal tax laws. Our only source of funds to make these distributions comes from distributions that we receive from Equity Inns Partnership, L.P. through its general partner and our wholly-owned subsidiary, Equity Inns Trust. Accordingly, we may be required to borrow money or sell assets to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in a particular year. This risk may be intensified because our current indebtedness restricts our ability to borrow money and sell assets, even if necessary to make distributions to maintain our REIT status.

         Failure to qualify as a REIT would subject us to federal income tax.

         If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income. We might need to borrow money or sell hotels in order to pay any such tax. If we cease to be a REIT, we no longer would be required to distribute most of our taxable income to our shareholders. Unless the federal income tax laws excused our failure to qualify as a REIT, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

         The formation of our taxable REIT subsidiary lessees increases our overall tax liability.

         Effective January 1, 2001, we formed our taxable REIT subsidiary lessees and caused them to enter into percentage leases with respect to our hotels, all of which are now leased to our taxable REIT subsidiary lessees. The taxable REIT subsidiary lessees are subject to federal and state income tax on their taxable income, which consists of the revenues from the hotels leased by the taxable REIT subsidiary lessees, net of the operating expenses for such hotels and rent payments to us. Accordingly, although the formation of our taxable REIT subsidiary lessees allows us to participate in the operating income from our hotels in addition to receiving rent, that operating income is fully subject to income tax. The after-tax net income of the taxable REIT subsidiary lessees is available for distribution to us as dividends.

         We will incur a 100% excise tax on transactions with our taxable REIT subsidiary lessees that are not conducted on an arm's-length basis. For example, to the extent that the rent paid by the taxable REIT subsidiary lessee to us exceeds an arm's-length rental amount, such amount potentially will be subject to the excise tax. We believe that all transactions between us and our taxable REIT subsidiary lessees are conducted on an arm's-length basis and, therefore, that the rent paid by our taxable REIT subsidiary lessees to us will not be subject to the excise tax.

         Our ownership limitation may restrict or prevent you from engaging in certain transfers of our common stock.

         In order to maintain our REIT qualification, no more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws to include various kinds of entities) during the last half of any taxable year. To preserve our REIT qualification, our charter contains the Ownership Limitation, which prohibits both direct and indirect ownership of more than 9.9% of the outstanding shares of our common stock or any series of our preferred stock by any person, subject to several exceptions. Generally, any shares of our capital stock owned by affiliated owners will be added together for purposes of the Ownership Limitation.

         If anyone transfers shares in a way that would violate the Ownership Limitation or prevent us from continuing to qualify as a REIT under the federal income tax laws, we will consider the transfer to be null and void from the outset, and the intended transferee of those shares will be deemed never to have owned the shares. Those shares instead will be transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the Ownership Limitation. Anyone who acquires shares in violation of the Ownership Limitation or the other restrictions on transfer in our charter bears the risk of suffering a financial loss when the shares are redeemed or sold if the market price of our stock falls between the date of purchase and the date of redemption or sale.

         The market price of our equity securities may vary substantially.

         The trading prices of equity securities issued by REITs have historically been affected by changes in market interest rates. One of the factors that may influence the price of our common stock or preferred stock in public trading markets is the annual yield from distributions on our common stock or preferred stock as compared to yields on other financial instruments. An increase in market interest rates, or a decrease in our distributions to shareholders, may lead prospective purchasers of our shares to demand a higher annual yield, which could reduce the market price of our equity securities.

         Other factors that could affect the market price of our equity securities include the following:

      o actual or anticipated variations in our quarterly results of operations;

      o changes in market valuations of companies in the hotel or real estate industries;

      o changes in expectations of future financial performance or changes in estimates of securities analysts;

      o  fluctuations in stock market prices and volumes;

      o  issuances of common stock or other securities in the future;

      o  the addition or departure of key personnel; and

      o announcements by us or our competitors of acquisitions, investments or strategic alliances.

         We depend on our key personnel, the loss of any of whom could have an adverse effect on our operations.

         We depend on the efforts and expertise of our Chairman, President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President of Development, Senior Vice President of Asset Management, Senior Vice President of Real Estate and Controller to manage our day-to-day operations and strategic business direction. The loss of any of their services could have an adverse effect on our operations.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EQUITY INNS, INC.




March 16, 2005                         /s/ J. Mitchell Collins
--------------                         -----------------------------------------
                                       J. Mitchell Collins
                                       Executive Vice President, Chief Financial
                                       Officer, Treasurer and Secretary